Exhibit 23.01
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Cadence Design Systems, Inc.:
We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-110346, 333-20591, 333-15885, 033-53875) and Form S-8 (Nos. 333-124025, 333-119335, 333-116681, 333-115351, 333-115349, 333-108251, 333-105492, 333-105488, 333-105481, 333-104720, 333-103657, 333-103250, 333-102648, 333-101693, 333-101692, 333-88390, 333-87674, 333-85080, 333-82044, 333-75874, 333-65116, 333-56898, 333-69589, 333-33330, 333-93609, 333-85591, 333-71717, 333-65529, 333-61029, 333-40047, 333-34599, 333-27109, 333-18963, 033-53913) of Cadence Design Systems, Inc. of our reports dated March 10, 2006, with respect to the consolidated balance sheets of Cadence Design Systems, Inc. and subsidiaries as of December 31, 2005 and January 1, 2005, and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2005, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Cadence Design Systems, Inc.

Mountain View, California
March 10, 2006